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                                  Exhibit 8.1

  Opinion and consent of Alston & Bird LLP with respect to Federal income tax matters

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                         [ALSTON & BIRD LLP LETTERHEAD]

                                 July 21, 1999


Saks Credit Corporation
140 Industrial Drive
Elmhurst, Illinois 60126

     Re: Saks Credit Card Master Trust -- Series 1999-1 Class A and Series 1999-1 Class B Asset Backed Certificates


Ladies and Gentlemen:

          We have acted as special Federal tax counsel to Saks Credit Corporation (the "Transferor") in connection with the offering of Class A Floating Rate Asset Backed Certificates, Series 1999-1 (the "Class A Certificates") and Class B Floating Rate Asset Backed Certificates, Series 1999-1 (the "Class B Certificates," and together with the Class A Certificates, the "Offered Certificates") representing undivided interests in the Saks Credit Card Master Trust (the "Trust"). The Offered Certificates will be issued pursuant to a Master Pooling and Servicing Agreement dated as of August 21, 1997, as amended and supplemented (the "Pooling and Servicing Agreement"), and the Series 1999-1 Supplement thereto (the "Series 1999-1 Supplement") among the Transferor, Saks Incorporated, as servicer, and Norwest Bank Minnesota, National Association, as trustee, We also are familiar with the Prospectus dated April 17, 1998 (the "Prospectus") filed as part of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), as supplemented by the Prospectus Supplement thereto dated July 14, 1999 (the "Prospectus Supplement"), relating to the offering of the Offered Certificates.

          We have examined the Pooling and Servicing Agreement and the Series 1999-1 Supplement, together with the Prospectus and Prospectus Supplement. Except as limited below, we also have examined and relied upon such other records, documents and other instruments that in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. This opinion is limited to the Offered Certificates and the facts existing as of the date hereof, and we have no duty to update this opinion. Any future changes in facts or laws, including the issuance of any other interest in the Trust, could change this opinion and the discussions contained in the Prospectus and the Prospectus Supplement. In such examination, we have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

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          Based upon and subject to the foregoing, we hereby confirm that the statements relating to the Offered Certificates set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences of the Offered Certificates," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, and subject to the qualification, exceptions and limitations contained herein and therein, are correct in all material respects.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to this Firm in the Prospectus and in the Prospectus Supplement. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                  Very truly yours,

                                  ALSTON & BIRD LLP


                                  By: /s/ Terence J. Greene
                                      --------------------------
                                      Terence J. Greene, Partner

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